EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-270070) of SeaStar Medical Holding Corporation of our report dated March 30, 2023 relating to the consolidated financial statements which appears in this Form 10-K for the years ended December 31, 2022 and 2021.

/s/ ArmaninoLLP

Bellevue, Washington

March 30, 2023